UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2023

Mercato Partners Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41017	86-2230021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 E. Cottonwood Parkway Suite #500 Cottonwood Heights, Utah	84121
(Address of Principal Executive Offices)	(Zip Code)

(801) 220-0055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	MPRAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	MPRA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MPRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on July 21, 2022, Mercato Partners Acquisition Corporation (the “Company”) notified the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) that, due to the previously disclosed resignation of Joshua James from the Company’s Board of Directors (the “Board”) (as described in Item 5.02 of the Current Report on Form 8-K filed on July 22, 2022), the Company was not in compliance with the audit committee requirements set forth in Nasdaq Listing Rule 5605. More specifically, the Board’s Audit Committee did not have at least three members, each of whom is independent and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, as required by Nasdaq Listing Rule 5605(c)(2)(A). Consistent with Nasdaq Listing Rules 5605(c)(4), Nasdaq provided the Company a cure period to regain compliance (i) until the earlier of the Company’s next annual shareholders’ meeting or July 19, 2023, or (ii) if the next annual shareholders’ meeting was held before January 16, 2023, then the Company must have evidenced compliance no later than January 16, 2023.

On July 18, 2023, JB Henriksen was appointed to serve as a Class II member of the Board and a member of the Board’s Audit Committee. As a result, the Company is in compliance with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) at the time of this filing. Currently, the Board has three independent members and one non-independent member, and the Audit Committee consists of the three independent members.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2023, the holders of 5,575,000 shares of the Company’s Class B common stock (the “Class B Stockholders”), representing 96.9% of the outstanding shares of Class B common stock, appointed Mr. Henriksen to serve on the Board as a director. Mr. Henriksen has been determined by the Board to be an independent director under the listing rules of the Nasdaq Stock Market. Mr. Henriksen has also been appointed to the Audit Committee of the Board.

Mr. Henriksen, 65, has served as the outsourced CFO of numerous businesses, including multiple in the medical products and services industries, and has served as the Acting CFO for several high growth companies in the wholesale, retail, technology and medical space. From January 2005 to December 2020, Mr. Henriksen served as a partner in the firm Ampleo (formerly Advanced CFO), a company providing fractional business professional services to small and midsized companies servicing a variety of industries. Mr. Henriksen graduated from the University of Utah with a degree in Accounting and later received his MBA from the University of Utah’s David Eccles School of Business. A licensed Certified Public Accountant in the State of Utah (inactive), Mr. Henriksen has taught finance and accounting at Brigham Young University and the University of Utah for over 30 years.

Mercato Partners Acquisition Group, LLC, the Company’s sponsor, has agreed to transfer to Mr. Henriksen 2,000 shares of the Company’s Class B common stock held by it for his service on the Board.

In connection with the appointment, the Company and Mr. Henriksen will enter into an indemnification agreement, the form of which was filed with the SEC on October 13, 2021, as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 dated October 13, 2021.

Other than as described herein, there are no arrangements or understandings pursuant to which Mr. Henriksen was selected as a director, and Mr. Henriksen does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2023	MERCATO PARTNERS ACQUISITION CORPORATION

	By:	/s/ Scott Klossner
	Name:	Scott Klossner
	Title:	Chief Financial Officer